[STATE]  DEAN HELLER
[SEAL]   Secretary of State
         204 North Carson Street, Suite 1
         Carson City, Nevada 89701-4299
         (775) 684 5708
         Website: secretaryofstate.biz

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         CERTIFICATE OF AMENDMENT
         (PURSUANT TO NRS 78.385 and 78.390)
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                                              ABOVE SPACE IS FOR OFFICE USE ONLY
Important: Read attached instructions before completing form.

             CERTIFICATE OF AMENDMENT TO ARTICLES OF INCORPORATION
                         FOR NEVADA PROFIT CORPORATIONS

         (PURSUANT TO NRS 78.385 AND 78.390 - AFTER ISSUANCE OF STOCK)

1.  Name of Corporation:

    Cyco.net, Inc.

2. The articles have been amended as follows (provide article numbers, if available):

        Article Four Of The Articles Of Incorporation is amended as follows:

        "The total number of shares of authorized capital stock of this Corporation shall be 500,000,000 shares of Common Stock, per value $0.001 per share."

3. The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the * articles
of incorporation have voted in favor of the amendment is:      57,476,000

4.  Effective date of filing (optional):
                 (must not be later than 90 days after the certificate is filed)

5.  Office Signature (required):  /s/ Rick Urrea
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* If any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless of limitations or restrictions on the voting power thereof.

IMPORTANT: Failure to include any of the above information and submit the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees. See attached fee schedule.

                                  Nevada Secretary of State AM 78.385 Amend 2003
                                                            Revised on: 11/03/03